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                                                                    EXHIBIT 10.2


                           LIMITED GUARANTY AGREEMENT

                      (Knowledge Universe Capital Co. LLC)

                              W I T N E S S E T H :
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        WHEREAS, Nextera Enterprises, Inc., a Delaware corporation ("Company")
has entered into a Credit Agreement dated December 30, 1999 (the "Credit Agreement") with Fleet National Bank, a national banking association, as agent (the "Agent") for itself as a lender and the other lenders party thereto (the "Lenders"), and other instruments, agreements and documents (as the same may be amended, modified, changed, extended or renewed from time to time, the "Credit Documents"), providing, subject to the terms and conditions thereof, for loans and other credit accommodations to be made by the Agent and Lenders to the Company;

        WHEREAS, the undersigned guarantor (the "Guarantor") is an affiliate of Company and has entered into transactions with the Company, such that the Agent's and Lenders' agreement to provide loans and other credit accommodations to the Company will benefit the Guarantor;

        WHEREAS, as of even date herewith Company, Agent, and Lenders have entered into that certain Fourth Amendment to Credit Agreement dated as of March 30, 2001 ("Fourth Amendment");

        WHEREAS, as a condition to Agent's and Lenders' entering into the Fourth Amendment, Agent and Lenders have required that the Guarantor guarantee the full and prompt payment and performance of all obligations of the Company to Agent and Lenders under the Credit Documents, subject to the limitations contained in
Section 3 hereof;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in consideration of any and all loans, advances, and extensions of credit now or hereafter made or extended by Agent and Lenders to, for the account of or on behalf of the Company, Guarantor hereby agrees as follows. Capitalized terms not otherwise defined herein shall have the meanings given in the Credit Documents.

        1. Guaranty. Subject to Section 3 hereof, Guarantor hereby and unconditionally and absolutely guarantees to Agent and Lender the full and prompt payment and performance by the Company of all Loans, liabilities, indebtedness and all other obligations which the Company now or hereafter may have to Agent and Lenders under any and all Credit Documents, whether now existing or hereafter arising, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured including, without limitation, the full and prompt payment when due of all principal, interest, charges, fees, costs and expenses and all other sums which the Company may now or hereafter owe to Agent and Lenders arising under the Credit Documents (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Company, whether or not allowed or allowable as a claim in any such case, proceeding or other action) and hereby agrees to indemnify Agent and Lenders against any expenses they may incur as a result of the enforcement or attempted enforcement by, or on behalf



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of, the Agent and Lenders of any of their rights and remedies under the Credit
Documents (collectively, the "Credit Obligations").

        2. Guaranty Unconditional. Subject to Section 3 hereof, this Guaranty is a continuing, unconditional and absolute guaranty of payment and performance. The obligations of the Guarantor hereunder are primary, with no recourse necessary by Agent or Lenders against the Company or any collateral given to secure the Credit Obligations guaranteed hereby prior to proceeding against the Guarantor hereunder. If for any reason any installment or any other sum or indebtedness now or hereafter owing by the Company to Agent or Lenders shall not be paid when due, Guarantor will forthwith pay such sum to Agent and Lenders, without regard to any counterclaim, set-off, deduction or defense of any kind which the Company or Guarantor may have or assert, and without abatement, suspension, deferment or reduction on account of any occurrence whatsoever. The Guarantor hereby waives notice of and consent to all of the provisions of the Credit Documents, to any amendments thereof, to any actions taken thereunder, and to the execution by the Company of the above-referenced Credit Documents and of any other agreements, documents and instruments now or hereafter executed by the Company in connection therewith. The Guarantor further waives the following: notice of incurring of indebtedness and obligations by the Company; acceptance of this Guaranty by Agent and Lenders; presentment and demand for payment, protest, notice of protest and notice of dishonor or non-payment of any instrument evidencing the Credit Obligations; any right to require suit against the Company or any other party before enforcing this Guaranty; any right to have security applied before enforcing this Guaranty; all rights and claims of subrogation, reimbursement, indemnity, contribution, and like claims and rights as against the Company and each other guarantor to the extent such rights and claims arise out of or in connection with the Credit Obligations; all defenses which might constitute a legal or equitable discharge of a surety or guarantor; and all other notices and demands otherwise required by law which the Guarantor may lawfully waive. Guarantor agrees that in the event this Guaranty is enforced by suit or otherwise, Guarantor will reimburse Agent and Lenders upon demand for all expenses incurred in connection therewith, including without limitation, reasonable attorneys' fees and expenses.

        3. Limitations.

        (a) Monetary Limitation. Notwithstanding anything to the contrary contained herein, (i) the liability of the Guarantor hereunder shall be limited to the lesser of: (a) the Credit Obligations; or (b) the sum of (x) Two Million Five Hundred Thousand Dollars ($2,500,000), plus (y) all costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Agent or Lenders in connection with the enforcement of their rights and remedies under this Guaranty; and

        (b) Time Limitation. Notwithstanding anything to the contrary contained herein, Guarantor shall not be required to make any payment of any amounts owed by Guarantor hereunder, and no demand, draw, presentment or other request for payment shall be made under or against the Irrevocable Letter of Credit issued in the form of Exhibit B to the Fourth Amendment in the original face amount of $2,500,000 ("Guarantor L/C"), until one or more of the following has occurred:



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               (i) Agent has made demand upon Company (which demand shall be made in accordance with Section 14 of the Credit Agreement, with a copy to Guarantor) to pay or perform obligations under the Credit Agreement, upon or following an Event of Default (as defined in the Credit Agreement), and sixty
(60) days have elapsed; or

               (ii) there has occurred a financial covenant Default or Event of Default, and sixty (60) days have elapsed since the earlier of the delivery or scheduled delivery to Lenders or Agent of the Company's financial statements; or

               (iii) Company has failed to make any payment when due to Lenders or Agent under the Credit Agreement or the Credit Documents (as defined in the Credit Agreement), and thirty (30) days have elapsed; or

               (iv) a Bankruptcy Default (as defined in the Credit Agreement), and sixty (60) days have elapsed; or

               (v) March 29, 2002.

        4. Subordination. Payment of all amounts now or hereafter owed to Guarantor by Company in respect of this Guaranty are hereby subordinated in right of payment to the indefeasible payment in full to Agent and Lenders of the Credit Obligations and all such amounts and any collateral security therefor are hereby assigned to Agent and Lenders as collateral security for the Credit Obligations.

        5. Waiver. Guarantor's obligations hereunder shall not be released, discharged, terminated or impaired in any manner whatsoever, irrespective of the lack of any notice to or consent of the Guarantor, by any of the following: (a) new agreements or obligations of the Company with or to Agent and Lenders; (b) amendments, indulgences, extensions, modifications, renewals or waivers of default as to any existing or future agreements or obligations of the Company or third parties with or to Agent and Lenders, or extensions of credit by Agent and Lenders to the Company; (c) adjustments, compromises or releases of any obligations of the Company, Guarantor or other parties, including any other guarantors, or exchanges, releases, dispositions or sales of any collateral security of the Company, Guarantor or other parties, including any other guarantors; (d) invalidity, irregularity, defect, or unenforceability, for any reason, of any provision of any of the Credit Documents, or of any instrument or writing, or of any security or other guaranty, or acts or omissions by Agent or Lenders or the Company; (e) failure to perfect any lien securing the obligations of the Company, Guarantor or other parties, including any other guarantors; (f) interruptions in the business relations between Agent and Lenders and the Company; (g) voluntary or involuntary bankruptcy (including a reorganization in bankruptcy) of the Company or entry of an order for relief against or with respect to the Company under Title 11 of the United States Code; (h) composition, extension, moratoria or other forms of debtor relief granted to the Company pursuant to law presently in force or hereafter enacted; (i) payment of any or all obligations and indebtedness of the Company in the event such payment is invalidated or avoided by a trustee, custodian or receiver of the Company;
(j) the insolvency, liquidation, or dissolution of the Company (whenever or however arising); and (k) the reorganization, merger or consolidation of the



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Company into or with another entity, corporate or otherwise, or the sale or disposition of all or substantially all of the capital stock, business or assets of the Company to any other person or party.

        In addition, Guarantor waives all rights and defenses that it may have because the Credit Obligations are, or may become, secured by real property. This means, among other things: (i) Agent and Lenders may collect from Guarantor without first foreclosing on any real or personal property pledged by the Company; (ii) if Agent and Lenders foreclose on any real property pledged by the
Company: (A) the amount of the Credit Obligations may be reduced by the price for which that property is sold at the foreclosure sale, even if it is worth more than the sale price and (B) Agent and Lenders may collect from Guarantor even if Agent and Lenders, by foreclosing on the real property, has destroyed any right Guarantor may have to collect from the Company. This is an unconditional and irrevocable waiver of any rights and defenses that Guarantor may have because the Credit Obligations are, or may become, secured by real property.

        6. Rights Upon Default. For the purposes of this Guaranty and indemnity, all sums owing to Agent and Lenders by the Company shall be deemed at Agent's election to have become immediately due and payable if there shall occur an Event of Default as defined in any of the Credit Documents and all applicable cure periods shall have lapsed, and subject to the limitations set forth in
Section 3, hereof, the Guarantor shall thereupon promptly pay Agent and Lenders the entire amount of said indebtedness and obligations of the Company, and Agent and Lenders shall be entitled to take any action deemed necessary or advisable to enforce this Guaranty, including, without limitation, the enjoining of any breach or threatened breach of this paragraph. In addition, subject to Section 3 hereof, and not in substitution of the foregoing, the Agent (in its discretion or at the request of the Lenders) may from time to time draw upon that certain Irrevocable Letter of Credit issued in the form of Exhibit B to the Fourth Amendment.

        7. Account Stated. The books and records of Agent showing the account between Agent and Lenders and Company shall be admissible in evidence in any action or proceeding against or involving Guarantor as prima facie proof of the items therein set forth, and the statements of Agent rendered to Company, to the extent to which no written objection is made within thirty (30) days from the date of sending thereof to Company, shall be deemed conclusively correct and constitute an account stated between Agent and Lenders and Company and be binding on Guarantor.

        8. Reinstatement. If after receipt of any payment of, or proceeds of collateral applied to the payment of, any of the Credit Obligations, Agent or any Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Credit Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Guarantee shall continue in full force and effect as if such payment or proceeds had not been received by Agent and Lenders. Guarantor shall be liable to pay to Agent and Lenders, and does indemnify and hold Agent and Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 8 shall remain effective notwithstanding any contrary action which may be taken by Agent and Lenders in reliance upon such payment or proceeds. This Section 8 shall survive the termination or revocation of this Guarantee.



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        9. Representations. Guarantor warrants and represents that (a) this
Guaranty has been duly executed and delivered and does not contravene any law or any agreement to which Guarantor is a party or by which it is bound, (b) the
Guarantor: (i) is a limited liability company duly organized, validly existing and in good standing under the laws of its organization; (ii) has all requisite corporate or other power, and has all material, governmental, licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except to the extent that the failure to have any such license, authorization, consent or approval would not reasonably be expected (either individually or in the aggregate) to materially affect the condition of the Guarantor; and (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such a qualification necessary and where failure so to quality would not reasonably be expected (either individually or in the aggregate) to materially affect the condition of the Guarantor; and (c) after giving effect to this Guaranty and the transactions contemplated by the Credit Documents (and after taking into account all recoveries Agent and Lenders are likely to realize from the Company on the Company's obligations to Agent and Lender): (i) the aggregate value of all of the assets and properties of Guarantor, at a fair valuation, will be greater than the total amount which Guarantor is likely to be actually required to pay on claims, including contingent claims; (ii) the aggregate present fair salable value of Guarantor's assets will be greater than the amount that will be required to pay Guarantor's probable liability on debts, including contingent liabilities, as they become absolute and mature; (iii) Guarantor has (and has no reason to believe that it will not have) sufficient capital for the conduct of his business affairs; and
(iv) Guarantor does not intend to incur, and does not believe that it has incurred, debts beyond its ability to pay as they mature.

        10. Set off. Guarantor hereby grants to Agent and Lenders, a lien, security interest and right of set off as security for all liabilities and obligations to Agent and Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safe keeping or control of Agent and Lenders or any entity under the control of Fleet Financial Group, Inc., or in transit to any of them. Subject to Section 3 hereof, at any time, without demand or notice, Agent and Lenders may set off the same or any part hereof and apply the same to any liability or obligation of Company and any Guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Credit Obligations. ANY AND ALL RIGHTS TO REQUIRE AGENT AND LENDERS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE CREDIT OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SET OFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE COMPANY OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

        11. Governing Law. This Agreement shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to its conflict of laws rules).

        12. Jurisdiction. Guarantor irrevocably submits to the non-exclusive jurisdiction of any federal or state court sitting in the Commonwealth of Massachusetts, over any suit, action or



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proceeding arising out of or relating to this Agreement and agrees that such courts shall have exclusive jurisdiction over any suit, action or proceeding against Agent and Lenders. Guarantor irrevocably waives, to the fullest extent that it may do so under applicable law, any objection it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum.

        13. Waiver of Counterclaims. Guarantor waives all rights to interpose any claims, deductions, set-offs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Credit Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

        14. WAIVER OF JURY TRIAL. GUARANTOR, AGENT, AND LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS CONTEMPLATED TO BE EXECUTED HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR AGENT AND LENDERS TO ACCEPT THIS AGREEMENT. Guarantor hereby certifies that neither Agent, nor any Lender nor any of their representatives, agents or counsel has represented, expressly or otherwise, that Agent and Lenders would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Guarantor acknowledges that Agent and Lenders have been induced to enter into this Agreement by, among other things, this waiver. Guarantor acknowledges that it has read the provisions of this Agreement and in particular, this Section 14; has consulted legal counsel; understands the right it is granting in this Section 14 in particular; and makes the above waiver knowingly, voluntarily and intentionally.

        15. Agent and Lender's Election. To the extent the Guarantor's liability hereunder is rendered void, invalid, avoidable, unenforceable, or subordinated to the claims of other creditors in whole or in part, on account of the amount of such liability under any applicable state or federal laws dealing with the recovery or avoidance of so-called "fraudulent conveyances" or otherwise affecting the rights of creditors generally, then, notwithstanding any other provision hereof to the contrary, the Agent and Lenders may at any time or from time to time elect to limit the Guarantor's liability hereunder, such that the amount of such liability will be limited and reduced to the highest amount that is valid, non-avoidable, enforceable, and not subordinated to the claims of other creditors.

        16. Miscellaneous. This Guaranty and all terms and conditions hereof shall be binding upon Guarantor, its successors and assigns, and shall inure to the benefit of and shall be fully enforceable by Agent and Lenders and their successors and assigns. Wherever the context so requires herein, the singular number includes the plural, and the plural number includes the singular.



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        IN WITNESS WHEREOF, Guarantor has executed this instrument under seal as of this 30 day of March, 2001.

                                       KNOWLEDGE UNIVERSE CAPITAL CO. LLC


/s/ Minerva A. Lewis                   By: /s/ Stanley E. Maron
-------------------------                  -------------------------------------
Witness                                    Name: Stanley E. Maron
                                           Title:   Secretary

                                       Address: Maron & Sandler
                                                Attn: Stan Maron
                                                844 Moraga Drive
                                                Los Angeles, CA  90049



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